                                                                   EXHIBIT 99.25

                    SUBSIDIARIES OF SOURCE ENERGY CORPORATION

1.    Vista.com, Inc., a Washington corporation.

2. Jadeon, Inc., a Nevada corporation and wholly-owned subsidiary of Vista.com, Inc.

3. 10x Marketing, LLC, a Utah limited liability company and wholly-owned subsidiary of Vista.com, Inc.

4. Vista.com Inc., an Alberta corporation and wholly-owned subsidiary of Vista.com, Inc.